DIAMOND SHAMROCK, INC.
                     LONG-TERM INCENTIVE PLAN

          As Amended and Restated as of  August 15, 1996

The purpose of this Diamond Shamrock, Inc. Long-Term Incentive Plan (the "Plan") is to promote the long-term success of Diamond Shamrock, Inc. (the "Company") by providing the directors, officers, and other salaried employees of the Company, its subsidiaries, and its affiliates (the "Participants") with incentives to create excellent performance and to continue their association with the Company, its subsidiaries, and its affiliates. In addition, the Plan operates to encourage Participants to become stockholders of the Company and by providing actual share ownership through Plan awards, it is also intended that Participants will view the Company from a stockholder's perspective.

1. Aggregate Limitations on Shares Available Under the Plan. The total number of shares of common stock, $.01 par value ("Common Shares"), of the Company which are issued or transferred under the Plan shall not in the aggregate exceed 3,500,000 Common Shares, subject to the adjustments authorized by Section 5; provided, however, that the number of Common Shares issued or transferred as restricted shares that become nonforfeitable solely contingent upon the participant attaining a certain length of service with the Company shall not in the aggregate exceed 314,000 Common Shares, subject to adjustment as provided in Section 5 of this Plan. For the purposes of this Section 1:

  (a) Upon payment in cash of the award provided by any SAR, Performance Award, or Securities Award (as hereinafter defined) (together with an Option, a "Right") granted under this Plan, any Common Shares that were covered by that Right, shall again be available for issuance or transfer hereunder.

  (b) Upon the full or partial payment of the price of any Right by the transfer to the Company of Common Shares or upon satisfaction of tax withholding obligations in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Company determined by subtracting the number of Common Shares so transferred or relinquished.

  If any Securities Awards (as hereinafter defined) are issued or transferred that pertain to Company stock other than Common Shares, there will be deemed to have been issued a number of Common Shares equal to the number of shares of such other stock so issued or transferred.

  In the event that such other stock is convertible into Common Shares, there will be deemed to have been issued a number of Common Shares equal to the number of Common Shares into which such other stock is convertible.

2. Administration. The Plan will be administered by the Compensation Committee (or any successor committee) of the Company's Board of Directors (the "Committee") consisting of not fewer than two directors each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 or any successor rule promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the
"Code") .

  The Committee, subject to the Company's By-Laws, will from time to time establish rules for the calling and conduct of its meetings and the taking of action thereat or otherwise. In addition to the authority prescribed elsewhere herein, the Committee will have the authority in its sole discretion from time to time (i) subject to Section 3, to prescribe such limitations, restrictions, conditions upon, provisions for vesting and acceleration of, provisions prescribing the nature and amount of legal consideration to be received upon the award or exercise of any Right and all other terms and conditions of any award of any Right as the Committee deems appropriate, provided that none of the foregoing conflicts with any of the express terms of the Plan and that the foregoing are set forth in the instrument granting any Right or in the regulations referred to elsewhere in this Section 2, (ii) to interpret the Plan and to adopt, amend and rescind rules and regulations for implementing and administering the Plan, and (iii) to make all other determinations and take all other actions that the Committee deems necessary or advisable for the implementation and administration of the Plan. All such actions will be final, conclusive, and binding. No member of the Committee will be liable for any grant or award or action taken or decision made in good faith relating to the Plan or any grant or award thereunder.

3. Rights. The Committee may from time to time, and upon such terms and conditions as it determines in its discretion, authorize the granting of Rights to officers (including officers who are directors) and other salaried employees of the Company or any of its majority-owned subsidiaries who, in the judgment of the Committee based upon information furnished to it, individually or by classification are expected to contribute to the Company's long term business and prospects. Such Rights may include, as the Committee may determine in its discretion, any of the following Rights or any combination thereof:

  (a) options ("Options") to purchase Common Shares, which may be either incentive stock Options intended to qualify for treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO's") or non-qualified Options which are not intended to so qualify;

  (b) stock appreciation rights ("SARs") to receive in respect of Common Shares subject to Options granted under the Plan:

     (i) whole Common Shares having an aggregate Fair Market Value (as hereinafter defined) equal to a percentage (up to 100%) of the aggregate appreciation in value of the Common Shares in respect of which the SAR is exercised, measured by the difference between the aggregate Option price for such Common Shares and their aggregate Fair Market Value (as hereinafter defined);

     (ii) cash in an amount equivalent to that percentage appreciation determined under clause (a); or

     (iii) any combination of cash and whole Common Shares having a Fair Market Value (as hereinafter defined), in the aggregate, equal to the percentage appreciation determined under clause (a);

  (c) rights ("Performance Awards") to receive, with respect to or unrelated to Common Shares subject to Options or SARs granted under the Plan, a predetermined amount, payable in cash or Common Shares, on such terms and subject to such conditions including performance targets as may be determined by the Committee, in its discretion. Performance Awards may be payable over a specific period, and may be vested in whole or in part on the date of award thereof, as determined from time to time by the Committee in its discretion; and

  (d) awards ("Securities Awards") of Common Shares, of other shares of capital stock, or of other securities of the Company, which awards may be absolute or contingent upon continuation of employment or achievement of one or more performance targets, may provide for payment by the recipient of cash or deferred consideration that is less than the Fair Market Value of such securities or for no such consideration, and may provide for repurchase of such securities by the Company in specific circumstances, all on such terms and subject to such conditions as may be determined by the Committee in its discretion. Securities Awards may be payable over a specific period, and may be vested in whole or in part on the date of the award thereof, as determined from time to time by the Committee in its discretion.

  Rights, when so determined by the Committee, will be subject to such financial or non-financial performance or other criteria as may be adopted from time-to-time by the Committee in its discretion. The performance criteria ("Performance Criteria") applicable to any award to a Participant who is, or is determined by the Committee, to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision) shall be limited to growth, improvement or attainment of certain levels of:

     (i)    return on capital, equity, or operating assets;

     (ii)   margins;

    (iii) total stockholder return or market value relative to other companies selected by the Committee;

     (iv)   operating profit or net income;

     (v)    sales, throughput, or product volumes; or

    (vi)    costs or expenses.

  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management performance objectives to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made in the case of any award to a Participant who is, or is determined by the Committee to be likely to become, a covered employee if the effect would be to cause the award to fail to qualify for the performance-based exception to Section 162(m) of the Code (or any successor provision). In addition, at the time the Right is awarded and performance goals established, the Committee is authorized to determine the manner in which the Performance Criteria will be calculated or measured to take into account certain factors over which Participants have no or limited control including market related changes in inventory value, changes in industry margins, changes in accounting principles, and extraordinary charges to income.

  Subject to adjustment as provided in Section 5 of this Plan, no Participant shall be granted under this Plan in any fiscal year:

     (i)    Options and SARs, in the aggregate, for more than 200,000
Common Shares;

     (ii) Performance Awards and Securities Awards, in the aggregate, for more than 200,000 Common Shares; and

    (iii)   Performance Awards, in the aggregate, for more than $1,000,000.

  Each of the foregoing Rights will contain and be subject to such other terms and conditions as the Committee from time to time determines pursuant to Sections 1 or 2 or otherwise. Payment for any Right may be made by the delivery of cash, Common Shares, any combination thereof, or other consideration, as determined from time to time by the Committee in its discretion. Any grant may provide for deferred payment of the Option price from the proceeds of sale through a broker of some or all of the Common Shares to which the exercise relates. The Committee shall not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option to reduce the Option price or authorize the amendment of any outstanding SAR to reduce the base price. Furthermore, no Option or SAR shall be canceled and replaced with awards having a lower Option price or base price without the further approval of the stockholders of the Company. Further, the Committee may in its discretion prohibit a terminated employee from exercising a previously granted Option or otherwise receiving the benefit of any previously granted Right if such terminated employee has an outstanding loan from the Company, any parent or any majority-owned subsidiary or any predecessor of any such corporations. Notwithstanding any of the foregoing, the Company retains the right to convert any previously granted ISO's to non-qualified Options.

  The Committee may provide for the grant, to any optionee except to a non-employee director, of additional Options ("Reload Options") upon the exercise of Options, including Reload Options, through the delivery of Common Shares; provided, however, that (i) Reload Options may be granted only with respect to the same number of Common Shares as were surrendered to exercise the Options and (ii) the exercise price of the Reload Options will be the Fair Market Value (as hereinafter defined).

4. Transferability. No Option or other derivative security (as that term is used in Rule 16b-3 of the Exchange Act) granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution. Options and SARs granted under this Plan may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative, acting in a fiduciary capacity on behalf of the Participant under state law and court supervision. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for the transferability of particular awards under this Plan so long as such provisions will not disqualify the exemption of other awards under Rule 16b-3 of the Exchange Act.

5. Exercise Price; Adjustments. The exercise price of any Option may not be less than the fair market value of the Common Shares covered thereby as determined by the Committee from time-to-time ("Fair Market Value") .

  The Committee may, but will not be required to, make or provide for such adjustments (eliminating fractions) in the originally specified price or in the number or kind of Common Shares covered by outstanding Rights or in other consideration which has been previously granted or is available for issuance under the Plan (including shares of another issuer) as the Committee may determine is equitably required to prevent dilution, enlargement or any other change of or in the rights of recipients that otherwise would result from any merger, spin-off or other distribution of assets to shareholders, consolidation, reorganization, assumption, and conversion of outstanding grants due to an acquisition, or other business combination transaction, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise, from the date that any Right is granted or awarded by the Committee.

  Moreover, the Committee may on or after the date of grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Committee may also make or provide for such adjustments in the maximum number of Common Shares specified in Sections 1 and 3 of this Plan as the Committee may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 5.

6. Incentive Options. No ISO shall be granted after the ten (10) year period following the adoption of the Plan and no ISO shall be exercisable after the expiration of ten (10) years from the date of grant. Notwithstanding the provisions of Section 1 to the contrary, any Common Shares subject to an SAR which has been granted in tandem with an ISO will not be available for issuance under the Plan upon exercise of such SAR. Notwithstanding the provisions of Section 5 to the contrary, no adjustment shall be made with respect to any Option intended to qualify as an ISO if such an adjustment would prevent such Option from so qualifying.

7. Foreign Participants. Subject to the provisions of Section 12, the Committee may, in order to fulfill the Plan purposes and without amending the Plan, modify previously granted Rights to employees who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

8. Non-Employee Directors: Restricted Shares. Each non-employee director will be granted Common Shares that are forfeitable and nontransferable except as provided in this Section 8 ("Restricted Shares") in lieu of 100% of his or her annual retainer on the terms and conditions set forth in this
Section 8.

  Prior to August 15, 1996, a non-employee director elected to the Board was awarded, on the day of election, Restricted Shares with respect to one-third (1/3) of the amount of his annual retainer payable for the next five years. In addition, a non-employee director could elect to receive Restricted Shares in lieu of the remainder of his annual retainer. Any amount not converted to Restricted Shares was payable in cash in the year in which it was earned.

  To coincide with the Company's desire to foster a greater ownership interest by the non-employee directors of the Company, the Plan has been amended and restated. The Plan currently provides that a non-employee director will receive Restricted Shares in lieu of 100% of his annual retainer payable for the five year period following election to the Board of Directors.

  Non-employee directors who were appointed to the Board on or before August 6, 1996 will receive an additional grant of Restricted Shares representing the amount of annual retainer for the period remaining in any current Retainer Grant that the non-employee director elected to receive in cash (as described below).

  (a) Non-employee Directors Appointed On or Before August 6, 1996.

     (i) Wraparound Grant. Non-employee directors serving on August 6, 1996 will receive an additional grant of Restricted Shares on September 1, 1996 in lieu of any amounts payable in cash that are attributable to the period of time remaining in a non-employee director's Retainer Grant (as defined below) (the "Wraparound Grant").

    The total number of Restricted Shares included in each Wraparound Grant will be equal to the amount of the non-employee director's remaining annual retainer as provided in this Section 8(a), divided by the closing sale price per share of the Common Shares as reported in the New York Stock Exchange Composite Transactions Report (or any other consolidated transactions reporting system which subsequently may replace such Composite Transactions Report) for the New York Stock Exchange trading day immediately preceding such Wraparound Grant, or if there are no sales on such date, on the next preceding day on which there were sales, and rounded up to the next whole Restricted Share.

     (ii) Restrictions and Conditions on Wraparound Grant. The Restricted Shares subject to a Wraparound Grant will become transferable and nonforfeitable on a pro-rata basis on the first Tuesday in May (the "Anniversary Date") during the remaining term of the Retainer Grants in a manner similar to the non-employee director's outstanding Retainer Grant; provided, however, the number of Restricted Shares that will become transferable and nonforfeitable on the Anniversary Date which immediately follows the date of grant will be determined in a manner reflecting service from September 1, 1996 through May 6, 1997.

  (b) Non-employee Directors Appointed After August 6, 1996. Non-employee directors first elected to the Company's Board of Directors after August 6, 1996 will be granted Restricted Shares on the date of election to the Board of Directors. The amount of the non-employee director's annual retainer used to determine the amount of the Retainer Grant attributable to the first partial year of service of any new non-employee director elected to the Board of Directors in a month other than May will be pro-rated to the Anniversary Date which follows election to the Board of Directors.

  (c) Renewal Grants. Each non-employee director will be granted additional Restricted Shares on the fifth Anniversary Date that follows the initial date of grant of Restricted Shares pursuant to Section 8(b) of the Plan or former Section 8(a) of the Plan, and on each succeeding fifth Anniversary Date thereafter.

  (d) Price and Number of Restricted Shares Awarded. Each non-employee director will receive 100% of the value of his annual retainer to which he would otherwise be entitled during the five (5) years following the date of grant in the form of Restricted Shares (the "Retainer Grant") .

     Retainer Grants will be made on the date of grant provided in Section 8(b) or Section 8(c), as the case may be. The total number of Restricted Shares included in each such Retainer Grant will be equal to the amount of the non-employee director's annual retainer as provided in Section 8(b) or this Section 8(d) of the Plan, as the case may be, divided by the closing sale price per share of the Common Shares as reported in the New York Stock Exchange Composite Transactions Report (or any other consolidated transactions reporting system which subsequently may replace such Composite Transactions Report) for the New York Stock Exchange trading day immediately preceding such Retainer Grant, or if there are no sales on such date, on the next preceding day on which there were sales, and rounded up to the next whole Restricted Share.

  (e)  Vesting of Restricted Shares.

     (i) In General. Twenty percent (20%) of the Restricted Shares subject to a Retainer Grant will become transferable and nonforfeitable one year after the Anniversary Date on which the Retainer Grant was made. An additional twenty percent (20%) will become transferable and nonforfeitable two, three, four, and five years after the Anniversary Date on which the Retainer Grant was made. The foregoing percentages will not apply, however, to any non-employee director who is first elected to the Company's Board of Directors after August 6, 1996 and in a month other than May.

     (ii) Non-employee Directors Appointed After August 6, 1996 and for
Less that a Complete First Year.   The number of Restricted Shares awarded
to any non-employee director appointed after August 6, 1996 and in a month other than May that becomes transferable and nonforfeitable on the Anniversary Date which immediately follows the date of such election will equal 20% of the total number of Restricted Shares that would have been awarded to the director had he or she first become a non-employee director as of the Anniversary Date immediately prior to election to the Board of Directors (the "Full Term Share Amount") multiplied by a fraction, the numerator of which is the amount of the annual retainer paid to such non-employee director for service as a director for the period ending on the Anniversary Date which immediately follows the date of election and the denominator of which is the total annual retainer payable to such non-employee director as if he or she had been a non-employee director as of the Anniversary Date immediately prior to election to the Board of Directors. An additional 20% of the Full Term Share Amount will become transferable and nonforfeitable on the Anniversary Dates which are one, two, three, and four years after the Anniversary Date which immediately follows the date of election to the Board of Directors.

  (f) Termination of Non-employee Director's Board Membership. If a non-employee director's services as a board member are terminated for any reason at any time before completion of the non-employee director's annual term of service, the portion of the Restricted Shares that would have become nonforfeitable and transferable at the end of such complete annual term will become nonforfeitable and transferable pursuant to this
Section 8(f), and Section 8(e) shall not apply. The number of whole Restricted Shares that will become transferable and nonforfeitable will be determined by multiplying the number of Restricted Shares by a fraction, the numerator of which will equal the number of complete three-month periods during which at all times such non-employee director was serving as a non-employee director within the twelve-month period in which the non-employee director's service terminates (such twelve-month period to commence on the first day of May and such three-month periods to commence on August 1, November 1 and February 1) and the denominator of which is four (4).

  (g) Increase of Retainer Fees. Any increase in retainer fees paid to non-employee directors by the Company occurring after September 1, 1996, will be reflected in an additional wraparound grant for the period of time remaining in each such non-employee director's outstanding Retainer Grant made pursuant to this Section 8. The number of Restricted Shares to be included in such grant and the vesting of such Restricted Shares shall be determined in a manner consistent with the provisions of Section 8(a).

  (h) Written Agreement. Each non-employee director will enter into an agreement with the Company which will set forth the terms of the Wraparound Grant and the Retainer Grant, in such form as the Committee determines is consistent with the provisions of the Plan. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan will govern.

9.   Non-Employee Directors: Options.

  (a) Grant of Options. Each non-employee director shall be granted, as of the close of business on each Anniversary Date, an Option to purchase 1,500 Common Shares. Each such grant shall be evidenced by an agreement in such form as attached to this Plan as Appendix A or such other form as the Committee determines is consistent with the provisions of the Plan, and shall be subject to the additional terms and conditions set forth in this Section 9.

  (b)  Terms and Exercise of Options.

     (i) Except as provided in subsection (iii) below, 100% of the Option shall become exercisable three years from the date the Option is granted.

     (ii) An Option shall expire ten years from the date the Option is granted and shall be subject to earlier termination as hereinafter provided. Once an Option becomes exercisable, it may thereafter be exercised, wholly or in part, at any time prior to its expiration or termination. In the event of termination of service on the Company's Board of Directors, other than as provided in subsection (iii) below, an outstanding Option may be exercised only to the extent it was exercisable on the date of such termination and shall expire three years after such termination, or on its stated expiration date, whichever occurs first.

    (iii) Upon the occurrence of any of the following events prior to the expiration of an Option, the Option shall become immediately and fully exercisable:

       (1)  death of the Director;

       (2)  disability of the Director;

       (3) the Director ceases to be a director of the Company and is eligible to participate in the Diamond Shamrock, Inc. Retirement Plan for Directors; or

       (4) change in control of the Company which will be deemed to have occurred when a report is filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13 (d)(3) or Section 14 (d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
Act) of securities representing more than 25% of the combined voting power of the then-outstanding voting securities of the Company.

  (c) Exercise Price. The exercise price of any Option granted to a Non-Employee Director shall be equal to the closing sale price per share of the Common Shares as reported in the New York Stock Exchange Composite Transactions Report (or any other consolidated transactions reporting system which subsequently may replace such Composite Transactions Report) for the New York Stock Exchange trading day immediately preceding such grant, or if there are no sales on such date, on the next preceding day on which there were sales.

  (d) Payment. An Option may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option price of the Common Shares to be delivered. Such payment shall be made in cash or in Common Shares previously owned by the optionee for more than six months, or in a combination of cash and such Common Shares.

10.  Withholding Taxes.   To the extent that the Company is required to
withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may without limitation include relinquishment of a portion of any such payment or benefit or the surrender of outstanding Common Shares. The Company and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

11. Effective Date. The Plan is effective as of May 1, 1990; the amendments to the Plan approved by the Company's Board of Directors on August 6, 1996 will become effective on August 15, 1996. All awards made prior to any amendment are subject to the terms of the Plan in effect as of the date of the grant.

12.  Amendment.

   (a) This Plan may be amended from time-to-time by the Committee; provided, however, except as expressly authorized by this Plan, no such amendment shall increase the maximum number of Common Shares specified in Sections 1 and 3 hereof, or otherwise cause this Plan to cease to satisfy any applicable condition of Rule 16b-3 of the Exchange Act without the further approval of the stockholders of the Company.

   (b) Any Right that may be granted pursuant to an amendment to this Plan that shall have been adopted without the approval of the stockholders of the Company shall be null and void if it is subsequently determined that such approval was required in order for this Plan to continue to satisfy the applicable conditions of Rule 16b-3 of the Exchange Act or New York Stock Exchange Rule 312.03.

13. Termination. If the Plan is terminated, the terms of the Plan will, notwithstanding such termination, continue to apply to awards of Rights made prior to termination, and no suspension, termination, modification or amendment of the Plan or any Right may, without the consent of the recipient to whom an award of Rights theretofore has been granted, adversely affect the rights of such recipient under such award.

14. Governing Law. This Plan shall be governed by the laws of the State of Delaware and applicable federal law.

15. Dialogue. This Plan and any claims of all Participants, with the sole exception of non-employee Directors, arising from the Plan or in any way related to the Plan, are subject to and governed by the Diamond Shamrock, Inc. Dialogue Dispute Resolution Program ("Dialogue"). If a claim of a Participant (other than a non-employee Director) has been filed with the Committee, the Committee has responded to the claim, and the claimant desires to appeal the decision of the Committee, such appeal must be conducted solely within the limitations and procedures of Dialogue.

16. Rule 16b-3. Effective August 15, 1996, this Plan is intended to comply with and be subject to Rule 16b-3 of the Exchange Act as effective on such date.

            APPENDIX "A" TO THE LONG-TERM INCENTIVE PLAN
           NON-EMPLOYEE DIRECTOR'S STOCK OPTION AGREEMENT

1. Grant:  Diamond Shamrock, Inc. ("DS") hereby grants to
(the "Director") an option the "Option") to purchase at a price of $ per share (the "Price") all or part of 1,500 shares ("Option Shares") of Common Stock, $.01 par value, of DS ("Common Stock") pursuant to the Diamond Shamrock, Inc. Long-Term Incentive Plan (the "Plan"). Capitalized terms used in this agreement that are not otherwise defined herein will have the meaning assigned to such terms in the Plan. Subject to the terms hereof, the Option shall expire on the tenth anniversary of May (the "Grant Date") and shall become exercisable to the extent of 100 percent of the Option Shares covered thereby on the third anniversary of the Grant Date. The Option will not be transferable other than by will or the applicable laws of descent and distribution. The Option may not be exercised during the Director's lifetime except by the Director or, in the event of the Director's legal incapacity, by the Director's guardian or legal representative, acting in a fiduciary capacity on behalf of the Director under state law and court supervision.

2. Exercise of Option: Subject to the provisions of Paragraphs 1, 2, and 4 hereof, the Option may be exercised by the Director (or the Director's executor or administrator) in whole or in part from time to time by written notice to the Secretary of DS at DS's corporate headquarters. Upon the full or partial exercise of the Option and the payment of the Price therefor by the Director (which may be paid in cash, shares of Common Stock previously owned by the Director for more than six months, or a combination thereof), DS will deliver to the Director certificates representing the Option Shares.

3. Effect of Termination of Employment: If the Director ceases to be a director of either DS or any of its majority-owned subsidiaries at any time during the duration of the Option, other than for one of the reasons provided below, the Option may be exercised only to the extent it was exercisable on the date of such termination and shall expire three years after such termination, or on its stated expiration date, whichever occurs first. Upon the occurrence of any of the following events prior to the expiration of an Option, the Option shall become immediately and fully exercisable: (a) death of the Director; (b) disability of the Director; (c) Director ceases to be director of DS and is eligible to participate in the Diamond Shamrock, Inc., Retirement Plan for Directors; or (d) upon a Change in Control. A "Change in Control" will be deemed to have occurred when a report is filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than 25% of the combined voting power of the then-outstanding voting securities of DS. Notwithstanding anything to the contrary contained in this Paragraph, in no event will the Option be exercisable beyond ten years from the Grant Date.

4. Severability: Any provision of this agreement which is finally held to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions hereof, and this agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

5. Incorporation by Reference: The Option is granted pursuant and subject to the Plan; and the Plan, together with all resolutions, requirements or guidelines previously or hereafter adopted by the Committee in accordance with the Plan, are hereby incorporated herein by reference.

6. Amendments: Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Director hereunder without the Director's consent.

7. Governing Law: This agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Delaware.

DATED as of May   ,     .

                                Diamond Shamrock, Inc.


                                By:
                                     Chairman and Chief Executive Officer

The undersigned hereby accepts the foregoing according to its terms.




                                     Director

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